UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2016

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 865-0026

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2016, Sky Pharm S.A. ("Sky Pharm"), a wholly owned subsidiary of Cosmos Holdings Inc., a Nevada corporation (the "Company") entered into a Loan Facility Agreement, guaranteed by Grigorios Siokas, with Synthesis Peer-To Peer-Income Fund (the "Loan Facility"). The Loan Facility provides Sky Pharm with a credit facility of up to $1,292,769. Any advance under the Loan Facility accrues interest at a rate of 10% per annum and requires quarterly interest payments commencing on September 30, 2016. The amounts owed under the Loan Facility shall be repayable upon the earlier of (i) three months following the demand of the lender; or (ii) August 31, 2018. No prepayment is permitted pursuant to the terms of the Loan Facility. The Synthesis Facility Agreement is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 10,000,000 shares of common stock of the Company owned by Mr. Siokas. As of the date hereof the Company has taken an advance of $1,292,769.

The foregoing description of the Loan Facility and the Pledge Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund.

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: August 16, 2016	By:	/s/ Grigorios Siokas
Grigorios Siokas
Principal Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund.

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund.

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